UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2023

Osiris Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40402	85-3636928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 5th Avenue, 6th Floor New York, NY 10003	10003
(Address of principal executive offices)	(Zip Code)

(646) 993-4635
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	OSI.U	New York Stock Exchange
Class A common stock	OSI	New York Stock Exchange
Warrants included as part of the units	OSI WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 18, 2023, Osiris Acquisition Corp. (the “Company”) held an annual meeting of stockholders (the “Meeting”) for the sole purpose of electing Benjamin Black, Benjamin Fader-Rattner and Michael Abt (the “Director Nominees”) as Class I directors of the Company. Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), prior to the closing of the Company’s initial business combination, only holders of Class B common stock, $0.0001 par value, of the Company (“Class B Common Stock”) are entitled to vote on the election of directors.

At the Meeting, the holders of Class B Common Stock approved the election of each of the Director Nominees for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. The vote tabulation on each proposal is set forth below.

Director Nominee	Votes For	Votes Withheld	Abstentions
Benjamin Black	5,170,000	0	0
Benjamin Fader-Rattner	5,170,000	0	0
Michael Abt	5,170,000	0	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS ACQUISITION CORP.

Date: December 19, 2023

	By:	/s/ Benjamin E. Black
Name: Benjamin E. Black
Title: Chief Executive Officer